EXHIBIT 32.1

Certification
Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies, that, to his knowledge:

1.

The Annual Report on Form 10-K for the year ended December 31, 2019 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2020	/s/ Justin Gover
Justin Gover
Chief Executive Officer and Director
(Principal Executive Officer)

Date: February 27, 2020	/s/ Scott Giacobello
Scott Giacobello
Chief Financial Officer
(Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, and is not being filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference to any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.